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                                                                   EXHIBIT 10.59

                      FAIR, ISAAC AND COMPANY, INCORPORATED

                       NONSTATUTORY STOCK OPTION AGREEMENT

                                NOVEMBER 16, 2001

                              FOR THOMAS GRUDNOWSKI

NONSTATUTORY                       This option is not intended to qualify as an
                                   incentive stock STOCK OPTION option under
                                   Section 422 of the Internal Revenue Code.

VESTING Your entire option vests and will be exercisable in full on the Vesting Date, as shown on the Notice of Grant of Stock Options and Options Agreement ("Option Agreement"). In addition, your entire option vests and will be exercisable in full in the event that:

                                    - Your service as an employee or director
                                      of Fair, Isaac (or any subsidiary)
                                      terminates because of your disability or death, or

                                    - Fair, Isaac is subject to a Change in
                                      Control while you are still an employee or director of Fair, Isaac (or any subsidiary).

                                   No additional shares become exercisable after your Fair, Isaac service has terminated for any reason.

DEFINITIONS                       "Retirement" means that you are eligible for
                                   normal retirement or early retirement, as defined as follows:

                                    - "Normal Retirement Age" means age 65

                                    - "Early Retirement" means age 55 and
                                      completed 10 Years of Service. One Year of
                                      Service is the completion of at least
                                      1,000 hours of service during the year.

                                   "Disability" means that you are unable to engage in any substantial gainful activity by reason of a medically determinable, physical or mental impairment which can be expected to result in death or which has lasted (or can be expected to last) for a continuous period of not less than 12 months.

                                   "Change in control" shall be deemed to occur upon the occurrence of BOTH (A):

                                   i.   The sale, lease conveyance or other
                                        disposition of all or substantially all
                                        of Fair, Isaac's assets as an entirety
                                        or substantially as an entirety to any
                                        person, entity or group of persons
                                        acting in concert;

                                   ii.  Any "person" (as such term is used
                                        in Section 13(d) and 14(d) of the
                                        Securities and Exchange Act of 1934, as
                                        amended) becoming the "beneficial owner"
                                        (as defined in Rule 13d-3 under said
                                        Act), directly or indirectly of
                                        securities of Fair, Isaac representing
                                        50% or more of the total voting power
                                        represented by Fair, Isaac's then
                                        outstanding voting securities; or

                                   iii. A merger or consolidation of Fair,
                                        Isaac with any other corporation, other
                                        than a merger or consolidation which
                                        would result in the voting securities of Fair, Isaac outstanding


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                                        immediately prior thereto continuing to
                                        represent (either by remaining
                                        outstanding or by being converted into
                                        voting securities of the surviving
                                        entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

                                   AND (B):

                                   i.   A material adverse change in your
                                        position with Fair, Isaac which
                                        materially reduces your responsibility,
                                        without "cause" and without your written consent;

                                   ii.  A material reduction in your
                                        compensation without your written
                                        consent; or

                                   iii. A relocation of your place of
                                        employment without your written consent.

TERM Your option will expire in any event at the close of business at Fair, Isaac headquarters on the Expiration Date shown on the Option Agreement. (It will expire earlier if your Fair Isaac service terminates, as described below.)

REGULAR
TERMINATION                        If your service as an employee, director,
                                   consultant or advisor of Fair, Isaac (or any subsidiary) terminates for reasons other than retirement, disability or death, then your option will expire at the close of business at Fair, Isaac headquarters on the earlier of the expiration date stated in the Option
                                   Agreement or the 90th day after your
                                   termination date.

                                   Fair, Isaac determines when your service terminates for this purpose.

RETIREMENT                         If you retire as an employee or director of
                                   Fair, Isaac (or any subsidiary), or your service as a non-employee director terminates for any reason, then your option will expire at the close of business at Fair, Isaac headquarters on the earlier of the expiration date stated in the Option Agreement or the date 12 months after the date of your retirement. During that 12-month period, you may exercise your option.

                                   Fair, Isaac determines your retirement date for this purpose.

DISABILITY                         If you become disabled as an employee,
                                   director, consultant or advisor of Fair, Isaac (or any subsidiary), then your option will expire at the close of business at Fair, Isaac headquarters on the earlier of the expiration date stated in the Option
                                   Agreement or the date 12 months after the commencement of your disability.

                                   Fair, Isaac determines the commencement date of your disability for this purpose.

DEATH If you die as an employee, director, consultant or advisor of Fair, Isaac (or any subsidiary), then your option will expire at the close of business at Fair, Isaac headquarters on the earlier of the expiration date stated in the Option Agreement or the date 12 months after the date of death. During that 12-month period, your estate, beneficiary or heirs may exercise your option.


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LEAVES OF
ABSENCE For purposes of this option, your service does not terminate when you go on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by Fair, Isaac in writing. But your service will be treated as terminating 90 days after you went on leave, unless your right to return to active work is guaranteed by law or by a contract. And your service terminates in any event when the approved leave ends, unless you immediately return to active work.

                                   Fair, Isaac determines which leaves count for this purpose.

RESTRICTIONS
ON EXERCISE                        You agree not to exercise this option if the
                                   issuance of shares at that time would violate any law or regulation, as determined by Fair, Isaac. Moreover, you cannot exercise this option unless you have returned a signed copy of the Option Agreement to Fair, Isaac.

NOTICE OF
EXERCISE When you wish to exercise this option, you must notify Fair, Isaac by filing the proper "Notice of Exercise" form at the address given on the form. The notice will be effective when it is received by Fair, Isaac. But if your notice was sent by facsimile transmission, it will be effective only if it is promptly confirmed by filing a form with an original signature.

                                   Your notice must specify how many shares you wish to purchase. Your notice must also specify how your shares should be registered (in your name only or in your and your spouse's names as community property or as joint tenants with right of survivorship).

                                   If someone else wants to exercise this option after your death, that person must prove to Fair, Isaac's satisfaction that he or she is entitled to do so.

FORM OF
PAYMENT When you submit your Notice of Exercise, you must include payment of the exercise price for the shares you are purchasing, as shown on the Option Agreement. Payment may be made in one (or a combination of two or more) of the following forms:

                                    - Your personal check, a cashier's check
                                      or a money order.

                                    - Irrevocable directions to a securities
                                      broker approved by Fair, Isaac to sell
                                      your option shares and to deliver all or a portion of the sale proceeds to Fair, Isaac in payment of the exercise price. (The balance of the sale proceeds, if any, will be delivered to you via your broker.) The directions must be given by signing a special "Notice of Exercise" form provided by Fair, Isaac.

                                    - Certificates for Fair, Isaac stock that
                                      you have owned for at least 12 months,
                                      along with any forms needed to effect a
                                      transfer of the shares to Fair, Isaac. The value of the shares, determined as of the effective date of the option exercise, will be applied to the exercise price.

WITHHOLDING
TAXES You will not be allowed to exercise this option unless you make acceptable arrangements to pay any withholding taxes that may be due as a result of the option exercise. These arrangements must be satisfactory to Fair, Isaac. You may direct Fair, Isaac to withhold shares with a market value equal to the withholding taxes due from


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                                   the shares to be issued as a result of your
                                   exercise.

RESTRICTIONS
ON RESALE                          By signing the Option Agreement, you agree
                                   not to sell any shares at a time when
                                   applicable laws or Fair, Isaac policies
                                   prohibit a sale. This restriction will apply as long as you are an employee or director of Fair, Isaac (or a subsidiary).

TRANSFER OF
OPTION Prior to your death, only you or a permitted assignee as defined herein may exercise this option (unless this option or a portion thereof has been transferred to your former spouse by a domestic relations order by a court of competent jurisdiction). You may transfer this option or a portion of this option by gift to members of your immediate family, a partnership consisting solely of you and/or members of your immediate family, or to a trust established for the benefit of you and/or members of your immediate family (including a charitable remainder trust whose income beneficiaries consist solely of such persons). For purposes of the foregoing, "immediate family" means your spouse, children or grandchildren, including step-children or step-grandchildren. Any of these persons is a "permitted assignee." However, such transfer shall not be effective until you have delivered to Fair, Isaac notice of such transfer. You cannot otherwise transfer or assign this option. For instance, you may not sell this option or use it as security for a loan. If you attempt to do any of these things, this option will immediately become invalid. You may, however, dispose of this option in your will or by a written beneficiary designation. Such a designation must be filed with Fair, Isaac on the proper form and will be recognized only if it is received at Fair, Isaac headquarters before your death.

RETENTION
RIGHTS Your option, the Option Agreement or the terms of this Agreement do not give you the right to be retained by Fair, Isaac (or any subsidiaries) in any capacity. Fair, Isaac (and any subsidiaries) reserve the right to terminate your service at any time, with or without cause.

STOCKHOLDER
RIGHTS You, or your estate, beneficiaries or heirs, have no rights as a stockholder of Fair, Isaac until a certificate for your option shares has been issued. No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued, except as described in the Plan.

ADJUSTMENTS                        In the event of a stock split, a stock
                                   dividend or a similar change in Fair, Isaac stock, the number of shares covered by this option and the exercise price per share may be adjusted as Fair, Isaac may determine pursuant to the Plan.

APPLICABLE LAW                     This Agreement will be interpreted and
                                   enforced under the laws of the State of
                                   Delaware (without regard to its rules on choice of law).


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OTHER
AGREEMENTS                         The Option Agreement and this Nonstatutory
                                   Stock Option Agreement constitute the entire understanding between you and Fair, Isaac regarding this option. Any prior agreements, commitments or negotiations concerning this option are superseded. This Agreement may be amended only in writing.

BY SIGNING THE NOTICE OF GRANT AND STOCK OPTION AGREEMENT, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE.


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